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Bank of America NT&SA                                    Business Loan Agreement
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This Agreement dated as of April 30, 1998 is between  Bank of America NT&SA (the
"Bank") and Advanced Machine Vision Corporation (the "Borrower").

1.   LINE OF CREDIT AMOUNT AND TERMS

1.1  Line of Credit Amount.

     (a) During the availability period described below, the Bank will provide a line of credit to the Borrower. The amount of the line of credit (the "Commitment") is the lesser of:

          (i) Two Million Dollars ($2,000,000) or

          (ii) the loan value of marketable securities pledged to the Bank. The loan value of a marketable security will be a percentage of its fair market value. The fair market value will be determined by the Bank from time to time in its sole discretion. The percentage applied to a particular marketable security will be set by the Bank at the time it is pledged to the Bank. The percentage can be changed by the Bank at any time for reasonable cause. The Bank's records of the applicable percentage will be controlling.

     If at any time the total amount of principal outstanding under the line of credit exceeds this limit, the Borrower will immediately either increase the loan value of marketable securities or other acceptable collateral pledged to the Bank, or reduce the total amount outstanding in order to comply with this limit. If any of the pledged assets are margin stock, the Borrower will provide the Bank a Form U-1 Purpose Statement, and the Bank and the Borrower will comply with the restrictions imposed by Regulation U of the Federal Reserve, which may require a reduction in the loan value of the margin stock pledged to the Bank.

     (b) This is a revolving line of credit. During the availability period, the Borrower may repay principal amounts and reborrow them.

     (c) The Borrower agrees not to permit the outstanding principal balance of the line of credit to exceed the Commitment.

1.2  Availability Period.

     The line of credit is available between the date of this Agreement and April 30, 1999 (the "Expiration Date") unless the Borrower is in default.

1.3  Interest Rate.

     (a) Unless the Borrower elects an Optional interest rate as described below, the interest rate is the Reference Rate.

     (b) The Reference Rate is the rate of interest publicly announced from time to time by Bank as its Reference Rate. The Reference Rate is set based on various factors, including Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans. The Bank may price loans to its customers at, above, or below the Reference Rate. Any change in the Reference Rate shall take effect at the opening of business on the day specified in the public announcement of a change in the Reference Rate.

1.4  Repayment Terms.

     (a) The Borrower will pay interest on May 1, 1998, and then monthly thereafter until payment in full of any principal outstanding udner this line of credit.

     (b) The Borrower will repay in full all principal and any unpaid interest or other charges outstanding under this line of credit no later than the Expiration Date.

     (c) The Borrower may prepay the loan in full or in part at any time. The prepayment will be applied to the most remote installment of principal due under this Agreement.

1.5 Optional Interest Rates. Instead of the interest rate based on the Reference Rate, the Borrower may elect to have all or portions of the line of credit (during the availability period) bear interest at the rate(s) described below during an interest period agreed to by the Bank and the Borrower. Each interest interest rate is a rate per year. Interest will be paid on the first day of every month and on the last day of each interest period. At the end of any interest period, the interest rate will revert to the rate based on the Reference Rate, unless the Borrower has designated another optional interest rate for the portion.

1.6 Offshore Rate. The Borrower may elect to have all or portions of the principal balance of the line of credit bear interest at the Offshore Rate plus
1.85 percentage points.

Designation
of an Offshore  Rate portion is subject to the  following  requirements:

     (a) The interest period during which the Offshore Rate will be in effect will be no shorter than 30 days and no longer than 360 days. The last day of the interest period will be determined by the Bank using the practices of the offshore dollar inter-bank market.

     (b) Each Offshore Rate portion will be for an amount not less than Five Hundred Thousand Dollars ($500,000).

     (c) The "Offshore Rate" means the interest rate determined by the following formula, rounded upward to the nearest 1/100 of one percent. (All amounts in the calculation will be determined by the Bank as of the first day of the interest period.)

Offshore Rate =      Grand Cayman Rate
                ---------------------------
                (1.00 - Reserve Percentage)

Where,

          (i) "Grand Cayman Rate" means the interest rate (rounded upward to the nearest 1/16th of one percent) at which the Bank's Grand Cayman Branch, Grand Cayman, British West Indies, would offer U.S. dollar deposits for the applicable interest period to other major banks in the offshore dollar inter-bank market.

          (ii) "Reserve Percentage" means the total of the maximum reserve percentages for determining the reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency Liabilities, as defined in the Federal Reserve Board Regulation D, rounded upward to the nearest 1/100 of one percent. The percentage will be expressed as a decimal, and will include, but not be limited to, marginal, emergency, supplemental, special, and other reserve percentages.

     (d) The Borrower may not elect an Offshore Rate with respect to any portion of the principal balance of the line of credit which is scheduled to be repaid before the last day of the applicable interest period.

     (e) Any portion of the principal balance of the line of credit already bearing interest at the Offshore Rate will not be converted to a different rate during its interest period.

     (f) Each prepayment of an Offshore Rate portion, whether voluntary, by reason of acceleration or otherwise, will be accompanied by the amount of accrued interest on the amount prepaid, and a prepayment fee equal to the amount (if any) by which

          (i) the additional interest which would have been payable on the amount prepaid had it not been paid until the last day of the interest period, exceeds

          (ii) the interest which would have been recoverable by the Bank by placing the amount prepaid on deposit in the offshore dollar market for a period starting on the date on which it was prepaid and ending on the last day of the interest period for such portion.

     (g) The Bank will have no obligation to accept an election for an Offshore Rate portion if any of the following described events has occurred and is continuing:

          (i) Dollar deposits in the principal amount, and for periods equal to the interest period, of an Offshore Rate portion are not available in the offshore Dollar inter-bank market; or

          (ii) the Offshore Rate does not accurately reflect the cost of an Offshore Rate portion.

2.   FEES AND EXPENSES

2.1 Loan fee. The Borrower agrees to pay a One Thousand Dollar ($1,000) fee due on the date of this Agreement and a One Thousand Five Hundred Dollar ($1,500)fee due on the date funds are advanced.

2.2 Expenses.

     (a) The Borrower agrees to immediately repay the Bank for expenses that include, but are not limited to, filing, recording and search fees, appraisal fees, title report fees and documentation fees.

     (b) The Borrower agrees to reimburse the Bank for any expenses it incurs in the preparation of this Agreement and any agreement or instrument required by this Agreement. Expenses include, but are not limited to, reasonable attorneys' fees, including any allocated costs of the Bank's in-house counsel.

3.   COLLATERAL.

     3.1 Personal Property. The Borrower's obligations to the Bank under this Agreement will be secured by securities pledged pursuant to Section 1.1(a)(ii). The collateral is further defined in security agreement(s) executed by the Borrower. In addition, all personal property collateral securing this Agreement shall also secure all other present and future obligations of the Borrower to the Bank (excluding any consumer credit covered by the Federal Truth in Lending law, unless the Borrower has otherwise agreed in writing). All personal property collateral securing any other present or future obligations of the Borrower to the Bank shall also secure this Agreement. If at any time the outstanding balance of the line of credit is less than the Commitment, securities pledged under Section 1.1(a)(ii) may be released from pledge upon request by Borrower, so long as the loan value of the remaining securities equals or exceeds the outstanding principal balance of the line of credit. Securities so released may not be counted for purposes of determining availability under Section 1.1(a)(ii).

4.   DISBURSEMENTS, PAYMENTS AND COSTS

4.1 Requests for Credit. Each request for an extension of credit will be made in writing in a manner acceptable to the Bank, or by another means acceptable to the Bank.

4.2 Disbursements and Payments. Each disbursement by the Bank and each payment by the Borrower will be:

     (a) made at the Bank's branch (or other location) selected by the Bank from time to time;

     (b) made for the account of the Bank's branch selected by the Bank from time to time;

     (c) made in immediately available funds, or such other type of funds selected by the Bank;

     (d) evidenced by records kept by the Bank. In addition, the Bank may, at its discretion, require the Borrower to sign one or more promissory notes.

4.3  Telephone Authorization.

     (a) The Bank may honor telephone instructions for advances or repayments or for the designation of optional interest rates given by the individual signer(s) of this Agreement or a person or persons authorized by the signer(s) of this Agreement.

     (b) Advances will be deposited in and repayments will be withdrawn from the Borrower's account number 28013-00995, or such other accounts with the Bank as designated in writing by the Borrower.

     (c) The Borrower indemnifies and excuses the Bank (including its officers, employees, and agents) for, from and against all liability, loss, and costs in connection with any act resulting from telephone instructions it reasonably believes are made by a signer of this Agreement or a person authorized by a signer. This indemnity and excuse will survive this Agreement's termination.

4.4  Direct Debit

     (a) The Borrower agrees that interest will be deducted automatically on the due date from checking account number 28013-00995.

     (b) The Bank will debit the account on the dates the payments become due. If a due date does not fall on a banking day, the Bank will debit the account on the first banking day following the due date.

     (c) The Borrower will maintain sufficient funds in the account on the dates the Bank enters debits authorized by this Agreement. If there are insufficient funds in the account on the date the Bank enters any debit authorized by this Agreement, the debit will be reversed.

4.5 Banking Days. Unless otherwise provided in this Agreement, a banking day is a day other than a Saturday or a Sunday on which the Bank is open for business in Oregon and banks are open for busi(&ness in California. For amounts bearing interest at an offshore rate (if any), a banking day is a day other than a Saturday or a Sunday on which the Bank is open for business in Oregon and the Bank is dealing in offshore dollars. All payments and disbursements which would be due on a day which is not a banking day will be due on the next banking day. All payments received on a day which is not a banking day will be applied to the credit on the next banking day.

4.6 Taxes. The Borrower will not deduct any taxes from any payments it makes to the Bank. If any government authority imposes any taxes or charges on any payments made by the Borrower, the Borrower will pay the taxes or charges. Upon request by the Bank, the Borrower will confirm that it has paid the taxes by giving the Bank official tax receipts (or notarized copies) within 30 days after the due date. However, the Borrower will not pay the Bank's net income taxes.

4.7 Additional Costs. The Borrower will pay the Bank, on demand, for the Bank's costs or losses arising from any statute or regulation, or any request or requirement of a regulatory agency. The costs and losses will be allocated to the loan in a manner determined by the Bank, using any reasonable method. The costs include the following:

     (a) any reserve or deposit requirements; and

     (b) any capital requirements relating to the Bank's assets and commitments for credit.

4.8 Interest Calculation. Except as otherwise stated in this Agreement, all interest and fees, if any, will be computed on the basis of a 360-day year and the actual number of days elapsed. This results in more interest or a higher fee than if a 365-day year is used.

4.9 Interest on Late Payments. At the Bank's sole option in each instance, any amount not paid when due under this Agreement (including interest) shall bear interest from the due date at the Reference Rate. This may result in compounding of interest.

4.10 Default Rate. Upon the occurrence and during the continuation of any default under this Agreement, advances under this Agreement will at the option of the Bank bear interest at a rate per annum which is 2.0 percentage points higher than the rate of interest otherwise provided under this Agreement. This will not constitute a waiver of any event of default.

5.   CONDITIONS

     The Bank must receive the following items, in form and content acceptable to the Bank, before it is required to extend any credit to the Borrower under this Agreement:

5.1 Authorizations. Evidence that the execution, delivery and performance by the Borrower and each guarantor or subordinating creditor of this Agreement and any instrument or agreement required under this Agreement have been duly authorized.

5.2  Security  Agreements.   Signed  original  security  agreements,   financing
statements and fixture filings (together with collateral in which the Bank requires a possessory security interest), which the Bank requires.

5.3 Evidence of Priority. Evidence that security interests and liens in favor of the Bank are valid, enforceable, and prior to all others' rights and interests, except those the Bank consents to in writing.

5.4 Insurance. Evidence of insurance coverage, as required in the "Covenants" section of this Agreement.

5.5  Environmental   Questionnaire.   A  completed   Bank   form   Environmental
Questionnaire and Disclosure Statement.

5.6 Guaranties. Guaranties signed by SRC Vision, Inc. and Ventek, Inc., each in the amount of Two Million Dollars ($2,000,000).

5.7  Other Items. Any other items that the Bank reasonably requires.

6.   REPRESENTATIONS  AND  WARRANTIES

     When the Borrower signs this Agreement, and until the Bank is repaid in full, the Borrower makes the following representations and warranties. Each request for an extension of credit constitutes a renewed representation:

6.1 Organization of Borrower. The Borrower is a corporation duly formed and existing under the laws of the state where organized.

6.2 Authorization. This Agreement, and any instrument or agreement required hereunder, are within the Borrower's powers, have been duly authorized, and do not conflict with any of its organizational papers.

6.3 Enforceable Agreement. This Agreement is a legal, valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms, and any instrument or agreement required hereunder, when executed and delivered, will be similarly legal, valid, binding and enforceable.

6.4 Good Standing. In each state in which the Borrower does business, it is properly licensed, in existence and in good standing, and, where required, in compliance with fictitious name statutes.

6.5 No Conflicts. This Agreement does not conflict with any law, agreement, or obligation by which the Borrower is bound.

6.6 Financial Information. All financial and other information that has been or will be supplied to the Bank, including the Borrower's financial statement dated as of December 31, 1997, is:

     (a) sufficiently complete to give the Bank accurate knowledge of the Borrower's and any guarantor's financial condition.

     (b) in form and content required by the Bank.

     (c) in compliance with all government regulations that apply.

Since the date of the financial statement specified above, there has been no material adverse change in the assets or the financial condition of the Borrower or any guarantor.

6.7 Lawsuits. There is no lawsuit, tax claim or other dispute pending or threatened against the Borrower which, if lost, would impair the Borrower's financial condition or ability to repay the loan, except as have been disclosed in writing to the Bank, or as disclosed in Borrower's audited financial statements.

6.8 Collateral. All collateral required in this Agreement is owned by the grantor of the security interest free of any title defects or any liens or interests of others.

6.9 Permits, Franchises. The Borrower possesses all permits, memberships, franchises, contracts and licenses required and all trademark rights, trade name rights, patent rights and fictitious name rights necessary to enable it to conduct the business in which it is now engaged without conflict with the rights of others.

6.10 Other Obligations. The Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

6.11 Income  Tax  Returns.   The  Borrower  has  no  knowledge  of  any  pending
assessments or adjustments of its income tax for any year, except as have been disclosed in writing to the Bank.

6.12 No Event of Default. There is no event which is, or with notice or lapse of time or both would be, a default under this Agreement.

6.13 ERISA Plans.

     (a) The Borrower has fulfilled its obligations, if any, under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and has not incurred any liability with respect to any Plan under Title IV of ERISA.

     (b) No reportable event has occurred under Section 4043(b) of ERISA for which the PBGC requires 30 day notice.

     (c) No action by the Borrower to terminate or withdraw from any Plan has been taken and no notice of intent to terminate a Plan has been filed under
Section 4041 of ERISA.

     (d) No proceeding has been commenced with respect to a Plan under Section 4042 of ERISA, and no event has occurred or condi" tion exists which might constitute grounds for the commencement of such a proceeding.

     (e) The  following  terms have the meanings  indicated for purposes of this
Agreement:

          (i) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          (ii) "ERISA" means the Employee Retirement Income Act of 1974, as amended from time to time.

          (iii)  "PBGC"   means  the  Pension   Benefit   Guaranty   Corporation
     established pursuant to Subtitle A of Title IV of ERISA.

          (iv) "Plan" means any employee pension benefit plan maintained or contributed to by the Borrower and insured by the Pension Benefit Guaranty Corporation under Title IV of ERISA.

6.14 Year 2000 Compliance. The Borrower has conducted a comprehensive review and assessment of the Borrower's computer applications. The Borrower will make inquiry of the Borrower's key suppliers, vendors and customers with respect to the "year 2000 problem" (that is, the risk that computer applications may not be able to properly perform date-sensitive function$"s after December 31, 1999) by September 30, 1998. Based on the review to date, the Borrower does not believe the year 2000 problem will result in a material adverse change in the Borrower's business condition (financial or otherwise), operations, properties or prospects, or ability to repay the credit.

7.   COVENANTS

     The Borrower agrees, so long as credit is available under this Agreement and until the Bank is repaid in full:

7.1 Use of Proceeds. To use the proceeds of the credit only for short term working capital.

7.2 Financial Information. To provide the following financial information and statements and such additional information as requested by the Bank from time to time:

     (a) Within 120 days of the Borrower's period end, the Borrower's annual financial statements. These financial statements must be audited by a Certified Public Accountant ("CPA") acceptable to the Bank.

     (b) Within 45 days of the period's end, the Borrower's quarterly financial statements. These financial stateme $nts may be Borrower prepared. nking day following the due date.

7.3 Total Liabilities to Tangible Net Worth. To maintain a ratio of total liabilities to tangible net worth not exceeding the amounts indicated for each quarterly period specified below:

                 Period                              Ratio
                 ------                              -----
March 31, 1998 through December 30, 1998            2.75:1.0
December 31, 1998 through December 30, 1999         2.20:1.0
December 31, 1999 through December 30, 2000         1.75:1.0
December 31, 2000 through December 30, 2001         1.50:1.0
December 31, 2001                                   1.25:1.0

"Total liabilities" means the sum of current liabilities plus long term liabilities, excluding debt subordinated to the Borrower's obligations to the Bank in a manner acceptable to the Bank, using the Bank's standard form."T0,red under this Agreement have been duly authorized.

"Tangible net worth" means the gross book value of the Borrower's assets (excluding goodwill, patents, trademarks, trade names, organization expense, treasury stock, unamortized debt discount and expense, deferred research and development costs, deferred marketing expenses, and other like intangibles, and monies due from affiliates, officers, directors or shareholders of the Borrower) plus liabilities subordinated to the Bank in a manner acceptable to the Bank (using the Bank's standard form) less total liabilities, including but not limited to accrued and deferred income taxes, and any reserves against assets.

7.4 Minimum Trading Asset Ratio. To maintain a minimum trading asset ratio of at least 2.65:1.0.

"Minimum Trading Asset ratio" means the ratio of Accounts Receivable plus Inventory divided by Accounts Payable plus Short Term Bank Debt.

7.5  Cash Flow Ratio. To maintain a cash flow ratio of at least 1.20:1.0.

"Cash flow ratio" means the ratio of Cash Flow to Current Portion of Long Term Debt plus Interest Expense plus Income Taxes plus Dividends plus Capital Expenditures. "Cash flow" is defined as Earnings before Interest Expense, Income Taxes, Depreciation and Amortization. This ratio will be calculated at the end of each fiscal quarter, using the results of that quarter and each of the 3 immediately preceding quarters. The current portion of long term debt will be measured as of the first day of the fiscal year in which the quarter falls. The current portion of long term debt will exclude the Notes to Veneer Technology, Inc.

7.6 Liquidity. To maintain at least Three Million Two Hundred Fifty Thousand Dollars ($3,250,000) in liquid assets through July 31, 1999 as measured by the sum of borrowing capacity under the line of credit plus unpledged cash and marketable securities held by the Borrower.

"Liquid assets" means the following assets of Borrower:

     (a) cash an certificates of deposit;

     (b) U.S. treasury bills and other obligations of the federal government;

     (c)  readily  marketable   securities   (including  commercial  paper,  but
excluding restricted stock and stock subject to the provisions of Rule 144 of the Securities and Exchange Commission).

     (d) Borrowing capacity under the line of credit.

7.7 Other Debts. Not to have outstanding or incur any direct or contingent debts (other than those to the Bank and its affiliates), or become liable for the debts of others without the Bank's written consent. This does not prohibit:

     (a) Acquiring goods, supplies, or merchandise on normal trade credit.

     (b) Endorsing negotiable instruments received in the usual course of business.

     (c) Obtaining surety bonds in the usual course of business.

     (e) Additional debts and lease obligations for the acquisition of fixed or capital assets, to the extent permitted elsewhere in this Agreement.

     (f) Accrual of normal expenses incurred in the ordinary course of business, including but not limited to payroll, payroll taxes, and deferred taxes.

7.8 Other Liens. Not to create, assume, or allow any security interest or lien (including judicial liens) on property the Borrower now or later owns, except:

     (a) Deeds of trust and security agreements in favor of the Bank and its affiliates.

     (b) Liens for taxes not yet due.

     (c) Liens outstanding on the date of this Agreement disclosed in writing to the Bank.

     (d) Additional purchase money security interests in property acquired after the date of this Agreement if the principal amount of debts secured by such liens does not exceed Five Hundred Thousand Dollars ($500,000) at any one time.

7.9  Notices to Bank. To promptly notify the Bank in writing of:

     (a) any lawsuit over One Million Dollars ($1,000,000) against the Borrower.

     (b) any substantial dispute between the Borrower or any guarantor and any government authority.

     (c) any failure to comply with this Agreement.

     (d) any material adverse change in the Borrowe=;r's or any guarantor's financial condition or operations.

     (e) any change in the Borrower's name, address or legal structure.

7.10 Books and Records. To maintain adequate books and records.

7.11 Audits. To allow the Bank and its agents to inspect the Borrower's properties and examine, audit and make copies of books and records at any reasonable time. If any of the Borrower's properties, books or records are in the possession of a third party, the Borrower authorizes that third party to permit the Bank or its agents to have access to perform inspections or audits and to respond to the Bank's requests for information concerning such properties, books and records.

7.12 Compliance with Laws. To comply with the laws (including any fictitious name statute), regulations, and orders of any government body with authority over the Borrower's business.

7.14 Maintenance of Properties. To make any repairs, renewals, or replacements to keep the Borrower's properties in good working condition.

7.15 Perfection of Liens. To help the Bank perfect and protect its security interests and liens, and reimburse it for related costs it incurs to protect its security interests and liens.

7.16 Cooperation. To take any action requested by the Bank to carry out the intent of this Agreement.

7.17 Insurance.

     (a) Insurance Covering Collateral. To maintain all risk property damage insurance policies covering the tangible property comprising the collateral. Each insurance policy must be in an amount acceptable to the Bank.

     (b) General Business Insurance. To maintain insurance as is usual for the business it is in.

     (c) Evidence of Insurance. Upon the request of the Bank, to deliver to the Bank a copy of each insurance policy, or, if permitted by the Bank, a certificate of insurance listing all insurance in force.

7.18 Additional Negative Covenants. Not to, without the Bank's written consent:

     (a) engage in any business activities substantially different from the Borrower's present business.

     (b) liquidate or dissolve the Borrower's business.

     (c) enter into any consolidation, merger, pool, joint venture, syndicate, or other combination.

     (d) acquire or purchase a business or its assets for a consideration, including assumption of debt, in excess of Two Million Dollars ($2,000,000) in any fiscal year.

     (e) sell or otherwise dispose of any assets for less than fair market value, or enter into any sale and leaseback agreement covering any of its fixed or capital assets.

7.19 ERISA Plans. To give prompt written notice to the Bank of:

     (a) The occurrence of any reportable event under Section 4043(b) of ERISA for which the PBGC requires 30 day notice.

     (b) Any action by the Borrower to terminate or withdraw from a Plan or the filing of any notice of intent to terminate under Section 4041 of ERISA.

     (c) Any notice of noncompliance made with respect to a Plan under Section 4041(b) of ERISA.

     (d) The commencement of any proceeding with respect to a Plan under Section 4042 of ERISA.

8.   HAZARDOUS WASTE INDEMNIFICATION

The Borrower will indemnify and hold harmless the Bank for, from, and against any loss or liability directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance. This indemnity will apply whether the hazardous substance is on, under or about the Borrower's property or operations or property leased to the Borrower. The indemnity includes but is not limited to attorneys' fees (including the reasonable estimate of the allocated cost of in-house counsel and staff). The indemnity extends to the Bank, its parent, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys and assigns. For these purposes, the term "hazardous substances" means any substance which is or becomes designated as "hazardous" or "toxic" under any federal, state or local law, or any petroleum products, including crude oil and any product derived directly or indirectly from, or any fraction or distillate of, crude oil. This indemnity will survive repayment of the Borrower's obligations to the Bank.

9.   DEFAULT

If any of the following events occur, the Bank may do one or more of the following: declare the Borrower in default, stop making any additional credit available to the Borrower, and require the Borrower to repay its entire debt immediately and without prior notice. Bank will not exercise its default remedies because of a default under Sections 9.2 through 9.13 of this Agreement unless the default is not cured within 15 days of the date on which Bank mails or delivers written notice of the default to Borrower. If a bankruptcy petition is filed with respect to the Borrower, the entire debt outstanding under this Agreement will automatically become due immediately.

9.1 Failure to Pay. The Borrower fails to make a payment under this Agreement when due.

9.2 Non-compliance. The Borrower or any guarantor fails to meet the conditions of, or fails to perform any obligation under:

     (a) this Agreement,

     (b) any other agreement made in connection with this loan, or

     (c) any other agreement the Borrower or any guarantor has with the Bank or any affiliate of the Bank.

9.3 Cross-default. Any default occurs under any agreement in connection with any credit the Borrower or any guarantor has obtained from anyone else or which the Borrower or any guarantor has guaranteed, unless Borrower (or such guarantor, as the case may be) is actively contesting such default, and has set aside adequate reserves for the payment of a judgement resulting from such default.

9.4 Lien Priority. The Bank fails to have an enforceable first lien (except for any prior liens to which the Bank has consented in writing) on or security interest in any property given as security for this loan.

9.5 False Information. The Borrower has given the Bank false or misleading information or representations.

9.6 Bankruptcy. The Borrower or any guarantor files a bankruptcy petition, a bankruptcy petition is filed against the Borrower or any guarantor, or the Borrower or any guarantor makes a general assignment for the benefit of creditors.

9.7 Receivers. A receiver or similar official is appointed for the Borrower's or any guarantor's business, or the business is terminated.

9.8 Judgments. Any judgments or arbitration awards are entered against the Borrower or any guarantor; or the Borrower or any guarantor enters into any settlement agreements with respect to any litigation or arbitration, in an aggregate amount of One Million Dollars ($1,000,000) or more in excess of any insurance coverage, and any such judgement is not discharged, vacated, or reversed, or i Its execution stayed pending appeal, within 60 days after entry, or is not discharged within 60 days after the expiration of such stay.

9.9  Government  Action.  Any  government  authority  takes action that the Bank
believes  materially   adversely  affects  the  Borrower's  or  any  guarantor's
financial condition or ability to repay.

9.10 Default  under   Guaranty   or  Subordination  Agreement.   Any   guaranty,
subordination agreement, security agreement, deed of trust, or other document required by this Agreement is violated or no longer in effect.

9.11 Material Adverse Change. A material adverse change occurs in the Borrower's or any guarantor's business condition (financial or otherwise), operations, properties or prospects, or ability to repay the credit; or if Borrower's representations in Section 6.14 regarding the "year 2000 problem" cease to be true, whether or not true when made, and as a result Bank reasonably believes the Borrower's financial condition or its ability to pay its debts as they come due will thereby be materially impaired.

9.12 ERISA Plans. The occurrence of any one or more of the following events with respect to the Borrower, provided such event or events could reasonably be expected, in the judgment of the Bank, to subject the Borrower to any tax, penalty or liability (or any combination of the foregoing) which, in the aggregate, could have a material adverse effect on the financial condition of the Borrower with respect to a Plan:

     (a) A reportable event shall occur with respect to a Plan which is, in the reasonable judgment of the Bank likely to result in the termination of such Plan for purposes of Title IV of ERISA.

     (b) Any Plan termination (or commencement of proceedings to terminate a Plan) or the Borrower's full or partial withdrawal from a Plan.

10.  ENFORCING THIS AGREEMENT; MISCELLANEOUS

10.1 GAAP.   Except  as  otherwise  stated  in  this  Agreement,  all  financial information provided to the Bank and all financial covenants will be made under generally accepted accounting principles, consistently applied.

10.2 Oregon Law. This Agreement is governed by Oregon law.

10.3 Successors and Assigns. This Agreement is binding on the Borrower's and the Bank's successors and assignees. The Borrower agrees that it may not assign this Agreement without the Bank's prior consent. The Bank may sell participa-tions in or assign this loan, and may exchange financial information about the Borrower with actual or potential participants or assignees. If a participa-tion is sold or the loan is assigned, the purchaser will have the right of set-off against the Borrower.

10.4 Arbitration.

     (a) This paragraph concerns the resolution of any controversies or claims between the Borrower and the Bank, including but not limited to those that arise from:

          (i)  This   Agreement   (including   any   renewals,   extensions   or
     modifications of this Agreement);

          (ii) Any document, agreement or procedure related to or delivered in connection with this Agreement;

          (iii) Any violation of this Agreement; or

          (iv) Any claims for damages resulting from any business conducted between the Borrower and the Bank, including claims for injury to persons, property or business interests (torts).

     (b) At the request of the Borrower or the Bank, any such controversies or claims will be settled by arbitration in accordance with the United States Arbitration Act. The United States Arbitration Act will apply even though this Agreement provides that it is governed by Oregon law.

     (c)   Arbitration   proceedings   will  be  administered  by  the  American
Arbitration Association and will be subject to its commercial rules of arbitration.

     (d) For purposes of the application of the statute of limitations, the filing of an arbitration pursuant to this paragraph is the equivalent of the filing of a lawsuit, and any claim or controversy which may be arbitrated under this paragraph is subject to any applicable statute of limitations. The arbitrators will have the authority to decide whether any such claim or controversy is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis.

     (e) If there is a dispute as to whether an issue is arbitrable, the arbitrators will have the authority to resolve any such dispute.

     (f) The decision that results from an arbitration proceeding may be submitted to any authorized court of law to be confirmed and enforced.

     (g) This provision does not limit the right of the Borrower or the Bank to:

          (i) exercise self-help remedies such as setoff;

          (ii)  foreclose   against  or  sell  any  real  or  personal  property
     collateral; or

          (iii) act in a court of law, before, during or after the arbitration proceeding to obtain:

               (A) a provisional or interim remedy; and/or

               (B) additional or supplementary remedies.

     (h) The pursuit of or a successful action for provisional, interim, additional or supplementary remedies, or the filing of a court action, does not constitute a waiver of the right of the Borrower or the Bank, including the suing party, to submit the controversy or claim to arbitration if the other party contests the lawsuit.

     (i) If the Bank forecloses against any real property securing this Agreement, the Bank has the option to exercise the power of sale under the deed of trust or mortgage, or to proceed by judicial foreclosure.

10.5 Severability; Waivers. If any part of this Agreement is not enforceable, the rest of the Agreement may be enforced. The Bank retains all rights, even if it makes a loan after default. If the Bank waives a default, it may enforce a later default. Any consent or waiver under this Agreement must be in writing.

10.6 Costs. If the Bank incurs any expenses in connection with enforcing this Agreement or administering this Agreement (including in connection with extend-ing, amending, renewing or modifying this Agreement), or if the Bank takes collection action under this Agreement, it is entitled to costs and reasonable attorneys' fees, including any allocated costs of in-house counsel.

10.7 Attorneys' Fees. In the event of a lawsuit or arbitration proceeding, the prevailing party is entitled to recover costs and reasonable attorneys' fees (including any allocated costs of in-house counsel) incurred in connection with the lawsuit or arbitration proceeding, as determined by the court or arbitrator (and not by a jury). Such costs and attorneys' fees shall include, without limitation, those incurred on any appeal, as determined by the appellate court, and any anticipated costs and attorneys' fees to pursue or collect any judgement.

10.8 One Agreement. This Agreement and any related security or other agreements required by this Agreement, collectively:

     (a) represent the sum of the understandings and agreements between the Bank and the Borrower concerning this credit; and

     (b) replace any prior oral or written agreements between the Bank and the Borrower concerning this credit; and

     (c) are intended by the Bank and the Borrower as the final, complete and exclusive statement of the terms agreed to by them. In the event of any conflict between this Agreement and any other agreements required by this Agreement, this Agreement will prevail.

10.9 Exchange of Information. The Borrower agrees that the Bank may exchange financial information about the Borrower with BankAmerica Corporation affiliates and other related entities.

10.10 Notices. All notices required under this Agreement shall be personally delivered or sent by first class mail, postage prepaid, to the addresses on the signature page of this Agreement, or to such other addresses as the Bank and the Borrower may specify from time to time in writing.

10.11 Headings. Article and paragraph headings are for reference only and shall not affect the interpretation or meaning of any provisions of this Agreement.

10.12 Counterparts. This Agreement may be executed in as many counterparts as necessary or convenient, and by the different parties on separate counter-parts each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same agreement.

10.13 Written Agreements. Under Oregon Law, most agreements, promises and commitments made by the Bank after October 3, 1989, concerning loans and other credit extensions which are not for personal, family or household purposes or secured solely by the borrower's residence must be in writing, express consideration and be signed by that Bank to be enforceable.

This Agreement  is  executed as of the date stated at the top of the first page.


Bank of America NT & SA                      Advanced Machine Vision Corporation



/s/ Ronald L. Farmer                         /s/ William J. Young
----------------------------------           -----------------------------------
By:    Ronald L. Farmer                      By:    William J. Young
Title: Vice President                        Title: Chairman, President and CEO


Address where notices to the
Bank are to be sent:                         /s/ Alan R. Steel
P.O. Box 768                                 -----------------------------------
Eugene, Oregon 97440                         By:    Alan R. Steel
                                             Title: Vice President, Finance
                                                    and CFO


                                             Address where notices to the
                                             Borrower are to be sent:
                                             2067 Commerce Drive
                                             Medford, Oregon 97504

================================================================================
Bank of America NT&SA                             Security and Pledge Agreement:
                                                     Secured Party in Possession
--------------------------------------------------------------------------------

     (1) In consideration of any financial accommodation given, to be given or continued to the undersigned (hereinafter called Debtor) by Bank of America NT&SA, (hereinafter called Secured Party), or any subsidiary or affiliate of BankAmerica Corporation which has extended or may hereafter extend credit to Debtor ("Lending Banks"), and as collateral security for the payment of all debts, obligations or liabilities now or hereafter existing, absolute or contingent (except, unless Debtor shall otherwise agree in writing, such debts, obligations or liabilities which are or may hereafter be "consumer credit" subject to the disclosure requirements of the Federal Truth-in-Lending law and do not arise as a result of any action taken, sum expanded or expense or liability incurred by Secured Party as provided herein), of Debtor or any one or more of them to Secured Party or any other Lending Bank (hereinafter called indebtedness), Debtor pursuant to the provisions of the Uniform Commercial Code of the State of Oregon and other applicable Oregon law does hereby grant a security interest in and assign and transfer to Secured Party all money and property this day delivered to and deposited with Secured Party or any Lending Bank, and all money and property heretofore delivered or which shall hereafter be delivered to or come into the possession, custody or control of Secured Party or any Lending Bank in any manner or for any purpose whatever during the existence of this Security and Pledge Agreement, and any deposit account into which such money may be deposited whether held in a general or special account or deposit or for safe-keeping or otherwise, together with any stock rights, rights to subscribe, liquidating dividends, stock dividends, dividends, dividends paid in stock, new securities or other property to which Debtor is or may hereafter become entitled to receive on account of such property, and in the event that debtor receives any such property, Debtor will immediately deliver it to Secured Party to be held by Secured Party hereunder in the same manner as the property originally delivered hereunder. All money and property so delivered to Secured Party under this paragraph is hereinafter called collateral. Securities and deposit accounts evidenced by book-entries shall be considered "delivered to" Secured Party for purposes of this Agreement upon execution and delivery of this Agreement to Secured Party or, as to such securities which are thereafter acquired by Debtor, upon Debtor's acquisition thereof. Portions of the collateral may be released from pledge from time to time pursuant to the terms of Section 3.1 of the Business Loan Agreement dated April 30, 1998, between Debtor and Secured Party, as it may be amended or restated from time to time.

     (2) At any time, without notice, and at the expense of Debtor, Secured Party in its name or in the name of Debtor may, but shall not be obligated to:
(a) collect by legal proceedings or otherwise, endorse, receive and receipt for all dividends, interest, principal payments and other sums now or hereafter payable upon or on account of said collateral; (b) make any compromise or settlement it deems desirable or proper with reference to the collateral; (c) insure, process and preserve the collateral; (d) participate in any recapitalization, reclassification, reorganization, consolidation, redemption, stock split, merger or liquidation of any issuer of securities which constitute collateral, and in connection therewith may deposit or surrender control of the collateral, accept money or other property in exchange for the collateral, and take such action as it deems proper in connection therewith, and any other money or property received in exchange for the collateral shall be applied to the indebtedness or held by Secured Party thereafter as collateral pursuant to the provisions hereof; (e) cause collateral to be transferred to its name or to the name of its nominee; (f) exercise as to the collateral all the rights, powers and remedies of an owner necessary to exercise its rights under this paragraph
(3), but, except pursuant to paragraph (7) hereof, Secured Party shall not vote any securities constituting collateral except as instructed by Debtor.

     (3) The Debtor agrees to pay prior to delinquency all taxes, charges, liens and assessments against the collateral, and upon the failure of Debtor to do so Secured Party at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same.

     (4) All advances, charges, costs and expenses, including reasonable attorneys' fees, incurred or paid by Secured Party or any Lending Bank in exercising any right, power or remedy conferred by this Security and Pledge Agreement or in the enforcement thereof, shall become a part of the indebtedness secured hereuder and shall be paid to Secured Party by Debtor immediately and without demand, with interest thereon at an annual rate equal to the highest rate of interest of any indebtedness secured by this agreement . Such costs and attorneys' fees shall include, without limitation, those incurred on any appeal, as determined by the appellate court, and any anticipated costs and attorneys' fees to pursue or collect and judgment, and shall include the allocated cost of in-house counsel.

     (5) At the option of Secured Party and without necessity of demand or notice, all or any part of the indebtedness of Debtor shall immediately become due and payable irrespective of any agreed maturity upon the happening of any of the following events ("Events of Default"): (a) failure to keep or perform any of the terms or provisions of this Security and Pledge Agreement; (b) default in the payment of principal or interest or any indebtedness of Debtor when due; (c) any deterioration or impairment of the collateral or any part thereof or any decline or depreciation in the value or market price thereof (whether actual or reasonably anticipated), which causes the collateral in the judgment of Secured Party to become unsatisfactory as to character or value; (d) the levy of any attachment, execution or other process against Debtor, or any of the collateral;
(e) the death, insolvency, failure in business, commission of an act of bankruptcy, general assignment for the benefit of creditors, filing of any petition in bankruptcy or for relief under the provisions of the Bankruptcy Code, of, by, or against Debtor or any comaker, accommodation maker, surety or guarantor of the indebtedness or any endorser of any note or other document evidencing the indebtedness. Upon the happening of any of the foregoing specified events any agreement for further financial accommodation by Secured Party or any Lending Bank shall terminate at its option.

     (6) Upon the happening of any Event of Default, Secured Party may then exercise as to such collateral all the rights, powers and remedies of an owner and all rights, powers and remedies of a secured party under the Oregon Uniform Commercial Code and other laws, including the right to vote any securities constituting collateral, and may elect to sell the collateral in one or more sales after giving a notice in writing by mail to Debtor of such sale at least five (5) days before the date fixed for such sale, provided, however, that if the collateral is perishable, or threatens to decline speedily in value, or is of a type customarily sold on a recognized market, then such notice may be dispensed with; the proceeds of such sale shall be applied to: (a) the reasonable expenses of retaking, holding, preparing for sale, selling and the like, reasonable attorneys' fees and legal expenses incurred by Secured Party and (b) the indebtedness secured by the security interest herein created and the surplus if any to the person or persons entitled thereto; if there be a deficiency, Debtor will promptly pay the same to Secured Party; the Secured Party may buy at any public sale and if the collateral is customarily sold in a recognized market, or is the subject of widely or regularly distributed standard price quotations, Secured Party may buy at private sale. Any sale may be conducted by an auctioneer or by an officer, attorney or agent of Secured Party. Secured Party and any Lending Bank may exercise any rights of setoff, without notice, against any funds in any deposit account maintained by debtor with Secured Party or any Lending Bank.

     (7) Secured Party shall be under no duty or obligation whatsoever, (a) to make or give any presentment, demands for performances, notices of nonperformance, protests, notices of protest or notices of dishonor in connection with any obligations or evidences of indebtedness held by Secured Party as collateral, or in connection with any obligation or evidences of indebtedness which constitute in whole or in part the indebtedness secured hereunder, or (b) to give Debtor notice of, or to exercise any subscription rights or privileges, any rights or privileges to exchange, convert or redeem or any other rights or privileges relating to or affecting any collateral held by Secured Party.

     (8) Secured Party may at any time deliver the collateral or any part thereof to Debtor and the receipt of Debtor shall be a complete and full acquittance for the collateral so delivered, and Secured Party shall thereafter be discharged from any liability or responsibility therefor.

     (9) Upon the transfer of all or any part of the indebtedness Secured Party or the Lending Bank may transfer all or any part of the collateral and shall be fully discharged thereafter from all liability and responsibility with respect to such collateral so transferred, and the transferee shall be vested with all the rights and powers of Secured Party or the Lending Bank hereunder with respect to such collateral so transferred; but with respect to any collateral not so transferred Secured Party and the Lending Banks shall retain all rights and powers hereby given.

     (10) This is a continuing Security and Pledge Agreement and all the rights, powers and remedies hereunder shall apply to all past, present and future indebtedness of Debtor, including that arising under successive transactions which shall either continue the indebtedness, increase or decrease it, or from time to time create new indebtedness after all or any prior indebtedness has been satisfied, and notwithstanding the death, incapacity, or bankruptcy of Debtor, or any other event or proceeding affecting Debtor.

     (11) Until all indebtedness shall have been paid in full the power of sale and all other rights, powers and remedies granted to Secured Party hereunder shall continue to exist and may be exercised by Secured Party at the time specified hereunder irrespective of the fact that the indebtedness or any part thereof may have become barred by any statute of limitations, or that the personal liability of Debtor may have ceased.

     (12) The rights, powers and remedies given to Secured Party by this Security and Pledge Agreement shall be in addition to all rights, powers and remedies given to Secured Party by virtue of any statute or rule of law. Any forbearance or failure or delay by Secured Party in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof; and every right, power and remedy of Secured Party shall continue in full force and effect until such right, power or remedy is specifically waived by an instrument in writing executed by Secured Party.

     (13) Debtor represents and warrants that Debtor resides in, or, if Debtor is not an individual, has its chief executive office in the state specified on the signature page hereof. Debtor agrees to give Secured Party at least thirty
(30) days notice before changing its state of residence or chief executive office.

     (14) In all cases where more than one party executes this Security and Pledge Agreement all words used herein in the singular shall be deemed to have been used in the plural where the context and construction so require, and the obligations and undertakings hereunder are joint and several.

     IN WITNESS WHEREOF, Debtor has executed this Security and Pledge Agreement this 30th day of April, 1998.


Advanced Machine Vision Corporation


                                        /s/ Alan R. Steel
-------------------------------         -------------------------------
William J. Young                        Alan R. Steel
Chairman, President & CEO               Vice President, Finance and CFO